                                                                    EXHIBIT 99.1








                         ASHFORD HOSPITALITY TRUST, INC.

                            2003 STOCK INCENTIVE PLAN









                                 AUGUST 29, 2003

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                         ASHFORD HOSPITALITY TRUST, INC.

                            2003 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

ARTICLE I INTRODUCTION............................................................................................1
   1.1      Purpose...............................................................................................1
   1.2      Shares Subject to the Plan............................................................................1
   1.3      Administration of the Plan............................................................................1
   1.4      Amendment and Discontinuance of the Plan..............................................................2
   1.5      Granting of Awards to Participants....................................................................2
   1.6      Term of Plan..........................................................................................2
   1.7      Leave of Absence......................................................................................2
   1.8      Definitions...........................................................................................2

ARTICLE II NONQUALIFIED STOCK OPTIONS.............................................................................7
   2.1      Grants................................................................................................7
   2.2      Calculation of Exercise Price.........................................................................7
   2.3      Terms and Conditions of Options.......................................................................7
   2.4      Amendment.............................................................................................9
   2.5      Acceleration of Vesting...............................................................................9
   2.6      Other Provisions......................................................................................9

ARTICLE III INCENTIVE OPTIONS.....................................................................................9
   3.1      Eligibility..........................................................................................10
   3.2      Exercise Price.......................................................................................10
   3.3      Dollar Limitation....................................................................................10
   3.4      10% Stockholder......................................................................................10
   3.5      Options Not Transferable.............................................................................10
   3.6      Reload Options.......................................................................................10
   3.7      Compliance with 422..................................................................................10
   3.8      Limitations on Exercise..............................................................................10

ARTICLE IV PURCHASED STOCK.......................................................................................10
   4.1      Eligible Persons.....................................................................................10
   4.2      Purchase Price.......................................................................................11
   4.3      Payment of Purchase Price............................................................................11

ARTICLE V BONUS STOCK............................................................................................11

ARTICLE VI STOCK APPRECIATION RIGHTS AND PHANTOM STOCK...........................................................11
   6.1      Stock Appreciation Rights............................................................................11
   6.2      Phantom Stock Awards.................................................................................11



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
ARTICLE VII RESTRICTED STOCK.....................................................................................12
   7.1      Eligible Persons.....................................................................................12
   7.2      Restricted Period and Vesting........................................................................12

ARTICLE VIII PERFORMANCE AWARDS..................................................................................13
   8.1      Performance Awards...................................................................................13
   8.2      Performance Goals....................................................................................13

ARTICLE IX OTHER STOCK OR PERFORMANCE BASED AWARDS...............................................................15

ARTICLE X CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS............................................................15
   10.1     General..............................................................................................15
   10.2     Stand-Alone, Additional, Tandem, and Substitute Awards...............................................15
   10.3     Term of Awards.......................................................................................16
   10.4     Form and Timing of Payment under Awards; Deferrals...................................................16
   10.5     Vested and Unvested Awards...........................................................................16
   10.6     Exemptions from Section 16(b) Liability..............................................................17
   10.7     Other Provisions.....................................................................................17

ARTICLE XI WITHHOLDING FOR TAXES.................................................................................17

ARTICLE XII MISCELLANEOUS........................................................................................17
   12.1     No Rights to Awards..................................................................................17
   12.2     No Right to Employment...............................................................................17
   12.3     Governing Law........................................................................................18
   12.4     Severability.........................................................................................18
   12.5     Other Laws...........................................................................................18
   12.6     Shareholder Agreements...............................................................................18



                                      -ii-


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                         ASHFORD HOSPITALITY TRUST, INC.
                            2003 STOCK INCENTIVE PLAN


                                    ARTICLE I
                                  INTRODUCTION

         1.1 PURPOSE. The Ashford Hospitality Trust, Inc. 2003 Stock Incentive Plan (the "Plan") is intended to promote the interests of Ashford Hospitality Trust, Inc., a Maryland corporation, (the "Company") and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the "Board") also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

         1.2 SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") that may be issued under the Plan shall not exceed five percent (5%) of the fully diluted shares of outstanding Common Stock as of the forty-fifth (45th) day following the consummation of the initial public offering of Common Stock. No more than 450,000 shares of Common Stock shall be issued to any one Participant in any one calendar year. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

         1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

         1.4 AMENDMENT AND DISCONTINUANCE OF THE PLAN. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person's rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a "material revision" of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval.

         1.5 GRANTING OF AWARDS TO PARTICIPANTS. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

         1.6 TERM OF PLAN. The Plan shall be effective as of August 1, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the third anniversary of the Effective Date.

         1.7 LEAVE OF ABSENCE. If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an "Employee" for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person's right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person's right to reemployment is guaranteed by statute or contract.

         1.8 DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "Affiliate" means (i) Remington, (ii) any entity in which the Company or Remington, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any "parent corporation" of the Company or Remington (as defined in section 424(e) of the Code), (iv) any "subsidiary corporation" of any such parent corporation (as defined in section 424(f) of the Code) of the Company or Remington and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company or Remington.

                  "Awards" means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

                  "Bonus Stock" is defined in Article V.

                  "Cause" for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for "Cause" as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define "Cause" or if a Participant is not a party to such an agreement, "Cause" means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant's duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company or an Affiliate, as the case may be.

                  "Change of Control" shall be deemed to have occurred upon any of the following events:

                  (i) any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than
         (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

                  (ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

                  (iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

                  (iv) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

                  "Committee" means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be "performance-based compensation" as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more "outside directors" as described in Section 162(m)(4)(c)(i) of the Code.

                  "Consultant" means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

                  "Covered Employee" shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

                  "Disability" means an inability to perform the Participant's material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant's disability.

                  "Employee" means any employee of the Company or an Affiliate.

                  "Employment" includes any period in which a Participant is an Employee or a paid Consultant to the Company or an Affiliate.

                  "Fair Market Value or FMV Per Share". The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

                  "Good Reason" means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:

                  (i) if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or services to the Company, which agreement includes a definition of "Good Reason" for termination of employment with or services to the Company, "Good Reason" shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.

                  (ii) if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company that defines the term "Good Reason," such term shall mean termination of employment or service under any of the following circumstances, if the Company fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant to the Company setting forth a description of such Good Reason:

                           (i) the removal from or failure to re-elect the
                  Participant to the office or position in which he or she last served;

                           (ii) the assignment to the Participant of any duties,
                  responsibilities, or reporting requirements inconsistent with his or her position with the Company, or any material diminishment, on a cumulative basis, of the Participant's overall duties, responsibilities, or status;

                           (iii) a material reduction by the Company in the
                  Participant's fees, compensation, or benefits; or

                           (iv) the requirement by the Company that the
                  principal place of business at which the Participant performs his duties be changed to a location more than fifty (50) miles from downtown Dallas, Texas.

                  "Incentive Option" means any option which satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

                  "Non-Employee Director" means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Affiliate.

                  "Non-Qualified Option" shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

                  "Option" means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

                  "Option Expiration Date" means the date determined by Committee which shall not be more than ten years after the date of grant of an Option.

                  "Optionee" means a Participant who has received or will receive an Option.

                  "Other Stock-Based Award" means an award granted pursuant to
         Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

                  "Outstanding Company Common Stock" means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

                  "Outstanding Company Voting Securities" means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.

                  "Participant" means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

                  "Performance Award" means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

                  "Purchased Stock" means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

                  "Phantom Shares" means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period which is granted pursuant to Article VI of the Plan.

                  "Reload Option" is defined in Section 2.3(f).

                  "Remington" means Remington Hotel Corporation, a Texas corporation or Remington Lodging & Hospitality, L.P., a Delaware limited partnership.

                  "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

                  "Restricted Stock" shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

                  "Stock Appreciation Rights" means an Award granted pursuant to
         Article VI of the Plan.

                                   ARTICLE II
                           NONQUALIFIED STOCK OPTIONS

         2.1 GRANTS. The Committee may grant Options to purchase the Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.

         2.2 CALCULATION OF EXERCISE PRICE. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).

         2.3 TERMS AND CONDITIONS OF OPTIONS. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

         (a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

         (b) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person's written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person's behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

         (c) Options not Transferable. Except as provided below, no Non-qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-qualified Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

         (d) Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, and all other interested persons.

         (e) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

         (f) Reload Options. A Non-qualified Option may, in the discretion of the Committee, include a reload stock Option right which shall entitle the Participant, upon (i) the exercise of such original Non-qualified Option prior to the Participant's termination of employment and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Participant for at least six months prior to the date of exercise, to receive a new Non-qualified Option (the "Reload Option") to purchase, at the FMV Per Share on the date of the exercise of the original Non-qualified Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Participant in payment of the exercise price of the original Non-qualified Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Non-qualified Option with respect to which it is granted.

         2.4 AMENDMENT. The Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person's consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

         2.5 ACCELERATION OF VESTING. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause or termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (ii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or death or Disability of the Participant.

         2.6 OTHER PROVISIONS.

         (a) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

         (b) No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Option has been granted.

         (c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

                                  ARTICLE III
                                INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of
Article II shall be applicable to

Incentive Options. Options which are specifically designated as Non-Qualified Options shall NOT be subject to the terms of this Section III.

         3.1 ELIGIBILITY. Incentive Options may only be granted to Employees.

         3.2 EXERCISE PRICE. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

         3.3 DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         3.4 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

         3.5 OPTIONS NOT TRANSFERABLE. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by such Optionee.

         3.6 RELOAD OPTIONS. No Reload Options shall be granted with respect to any Incentive Options.

         3.7 COMPLIANCE WITH 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

         3.8 LIMITATIONS ON EXERCISE. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

                                   ARTICLE IV
                                 PURCHASED STOCK

         4.1 ELIGIBLE PERSONS. The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this
Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

         4.2 PURCHASE PRICE. The price per share of Common Stock to be purchased by a Participant under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

         4.3 PAYMENT OF PURCHASE PRICE. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

                                    ARTICLE V
                                   BONUS STOCK

         The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

                                   ARTICLE VI
                   STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

         6.1 STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.

         (a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

         (b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 5.1(a)(i) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

         (c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

         (d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

         6.2 PHANTOM STOCK AWARDS. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

         (a) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

         (b) Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

         (c) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee's discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

                                   ARTICLE VII
                                RESTRICTED STOCK

         7.1 ELIGIBLE PERSONS. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

         7.2 RESTRICTED PERIOD AND VESTING.

         (a) Unless the Award specifically provides otherwise, Restricted Stock shall be subject to restrictions on transfer by the Participant and repurchase by the Company such that the Participant shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if the Participant shall terminate employment from or services to the Company or its Affiliates, as applicable, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant that the Participant shall remain continuously as an Employee, Non-Employee Director or Consultant of the Company or its Affiliates, as applicable; subject to section 7.2(b) below.

         (b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon
(i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (iii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

         (c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

                  The shares represented by this certificate have been issued pursuant to the terms of the Ashford Hospitality Trust, Inc. 2003 Stock Incentive Plan (as amended and restated) and Grant of Restricted Stock dated ________, 200___ and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.

                                  ARTICLE VIII
                               PERFORMANCE AWARDS

         8.1 PERFORMANCE AWARDS. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than five years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

         8.2 PERFORMANCE GOALS. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

         (a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is "substantially uncertain" at the time of grant. The committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

         (b) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital;
(I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; and (S) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

         (c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

         (d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

         (e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

         (f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

                                   ARTICLE IX
                     OTHER STOCK OR PERFORMANCE BASED AWARDS

         The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

                                    ARTICLE X
                   CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

         10.1 GENERAL. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant of any Award.

         10.2 STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the

Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

         10.3 TERM OF AWARDS. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be require in respect of an Incentive Stock Option under
Section 422 of the Code).

         10.4 FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company of a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any "employee benefit plan" for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

         10.5 VESTED AND UNVESTED AWARDS. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(a), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

         10.6 EXEMPTIONS FROM SECTION 16(b) LIABILITY. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

         10.7 OTHER PROVISIONS. No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

                                   ARTICLE XI
                              WITHHOLDING FOR TAXES

         Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

         Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

         12.2 NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         12.3 GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.

         12.4 SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         12.5 OTHER LAWS. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

         12.6 SHAREHOLDER AGREEMENTS. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders' agreement in such form as approved from time to time by the Board.